Exhibit 99.1

RepliGen FOR IMMEDIATE RELEASE	Repligen Corporation 41 Seyon Street Building #1, Suite 100 Waltham, Massachusetts 02453 Telephone: 781-250-0111 Telefax: 781-250-0115

CONTACT:

Walter C. Herlihy President and CEO 781.419.1900

Repligen Reports First Quarter 2012 Financial Results;

Conference Call at 8:30 a.m. Today

- Strong Bioprocessing Revenue Growth Following December 2011 Acquisition -

WALTHAM, MA – May 3, 2012 – Repligen Corporation (NASDAQ:RGEN) today reported results for its first quarter ended March 31, 2012. Total revenue for the first quarter of 2012 was $12,824,000 compared to total revenue of $5,906,000 for the same period in 2011. Revenue growth for the quarter was driven by the Company’s expanded bioprocessing business, which generated $9,343,000 in product revenue compared to $3,151,000 for the same period in 2011. Royalty and research revenue for the first quarter of 2012, consisting primarily of royalty payments from Bristol-Myers Squibb on the U.S. sales of Orencia®, was $3,482,000, compared to $2,756,000 for the same period in 2011. The three-month period ended March 31, 2012 marks the first full fiscal quarter for which the Company is reporting consolidated financial results since its acquisition of Novozymes Biopharma Sweden AB (now Repligen Sweden AB) in December 2011.

“Our acquisition of Repligen Sweden has provided us significant revenue growth and positioned us to benefit from the long term growth of the market for biologic drugs,” stated Walter C. Herlihy, Ph.D., President and CEO of Repligen. “We currently expect bioprocessing revenue of $39 to $41 million in 2012, and we have begun to implement cost reduction efforts to improve manufacturing margins.”

Operating expenses for the first quarter of 2012 were $11,657,000 compared to $7,993,000 for the same period 2011, an increase of $3,665,000 or 46%. Operating expenses included increases in cost of product revenue and selling, general and administrative expenses of $3,633,000 and $1,236,000, respectively, compared to the first three months of 2011. These increases are primarily due to the addition of Repligen Sweden AB, which was not part of the Company during the 2011 period. In addition, research and development expenses decreased by $976,000 during the first quarter of 2012 compared to the same period in 2011.

Net income for the first quarter of 2012 was $1,226,000 or a gain of $0.04 per diluted share, compared to a net loss of $2,031,000, or $0.07 for the same period during 2011. Cash and investments as of March 31, 2012 were $37,887,000.

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Repligen Reports First Quarter of 2012 Financial Results,

May 3, 2012

Corporate Update

Repligen corporate events for the year to date included the following:

Bioprocessing

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During the first quarter we began the process of integrating Repligen Sweden AB with Repligen’s U.S. operations. We continue to implement cost reduction initiatives in order to achieve greater operating efficiencies and to improve margins. The acquisition of Novozymes Biopharma Sweden AB in December 2011 positions Repligen as world-leading supplier of critical products for manufacturing biologic drugs, including monoclonal antibodies.

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In February, we launched new products in the OPUS™ line of pre-packed chromatography columns in response to rising market demand for disposable technologies in biopharmaceutical manufacturing. The OPUS™ line extension broadens the columns’ utility for the production of a wider range of clinical stage biologics. Disposable technologies can reduce operating expenses by decreasing production time and increasing cGMP manufacturing facility flexibility.

Imaging

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In February, the U.S. Food and Drug Administration (FDA) accepted for priority review our new drug application (NDA) for RG1068 (SecreFlo™, synthetic human secretin) with a June 21, 2012 PDUFA date. The FDA scheduled an Advisory Committee meeting for May 31, 2012 to discuss the RG1068 NDA; however, on April 25, 2012, the agency cancelled this meeting. Our belief is that FDA will require additional clinical data in order to continue its review of the RG1068 NDA. The NDA was submitted for the improved detection of pancreatic duct abnormalities in patients with known or suspected pancreatitis.

•

In March, we submitted our Marketing Authorization Application (MAA) for RG1068 with the European Medicines Agency (EMA). The MAA will be subject to a full regulatory review for potential approval to market RG1068 in the EU.

CNS Pipeline

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We completed a Phase 1 study of the Company’s novel small molecule enzyme inhibitor, RG3039, for the potential treatment of spinal muscular atrophy (SMA). In April, we announced the presentation of positive topline results from this study at the annual meeting of the American Academy of Neurology.

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In March, we initiated a Phase 1 trial of the Company’s novel HDACi inhibitor, RG2833, for the potential treatment of Friedreich’s ataxia (FA). This single ascending dose crossover study to evaluate the pharmacokinetic and safety profile of RG2833 is being conducted in up to 20 adult FA patients.

Corporate

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We appointed Michael A. Griffith to Repligen’s Board of Directors in April. Mr. Griffith brings extensive leadership experience in the bioprocessing and biopharmaceutical industries, as well as commercial and investment banking experience. In numerous executive level positions, Mr. Griffith has spearheaded the growth of a number of private and publicly-traded companies.

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Repligen Reports First Quarter of 2012 Financial Results,

May 3, 2012

Conference Call

Repligen will host a conference call and webcast today, May 3, at 8:30 a.m. EDT, to discuss first quarter 2012 financial results, corporate developments for the year to date and other matters. This call is being webcast by Thomson/CCBN and can be accessed via Repligen’s website at www.repligen.com. If you are unable to access the webcast, you may listen live by calling 800.591.6923 for domestic calls and 617.614.4907 for international calls. Participants must provide the following passcode: 27004598. For those who cannot participate in the live conference call, an archive of the audio webcast will be available shortly after the call on Repligen’s website. You may also access the audio archive by dialing 888.286.8010 for domestic calls and 617.801.6888 for international calls and using the following passcode: 17962717.

Annual Meeting of Stockholders

Repligen’s Annual Meeting of Stockholders will be held on Thursday, May 24, 2012 at 4:00 p.m. at the offices of Goodwin Procter LLP located at 53 State Street, Boston, Massachusetts 02109.

About Repligen Corporation

Repligen Corporation is a leading supplier of critical biologic products used to manufacture biologic drugs. Repligen also applies its expertise in biologic product development to SecreFlo™ (RG1068), a synthetic hormone being developed as a novel imaging agent for the diagnosis of a variety of pancreatic diseases. In addition, the Company has two central nervous system (CNS) rare disease programs in Phase 1 clinical trials. Repligen’s corporate headquarters are located at 41 Seyon Street, Building #1, Suite 100, Waltham, MA 02453. Additional information may be requested at www.repligen.com.

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, express or implied statements regarding future financial performance and position, the FDA and EMA review of our NDA and MAA for RG1068 (SecreFlo™) and additional clinical data that may be required in connection therewith, plans and objectives for future operations, plans and objectives for product development, plans and objectives for regulatory approval, product development, our market share and product sales and other statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” or “could” and similar expressions, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: our ability to develop and commercialize products and the market acceptance of our products; reduced demand for our products that adversely impacts our future revenues, cash flows, results of operations and financial condition; our ability to obtain FDA approval of our NDA for RG1068, including the design, timing, cost and similar uncertainties related to additional clinical studies that the FDA may require for approval; whether the EMA will require additional clinical studies before approving our MAA for RG1068 and similar uncertainties regarding such additional clinical studies; our ability to obtain other required regulatory approvals; the success of current and future collaborative or supply relationships; our ability to compete with larger, better financed bioprocessing, pharmaceutical and biotechnology companies; our ability to successfully integrate Repligen Sweden AB; the success of our clinical trials; new approaches to the treatment of our targeted diseases; our compliance with all FDA and EMEA regulations; our ability to obtain, maintain and

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Repligen Reports First Quarter of 2012 Financial Results,

May 3, 2012

protect intellectual property rights for our products; the risk of litigation regarding our intellectual property rights; our limited sales capabilities; our volatile stock price; and other risks detailed in Repligen’s Annual Report on Form 10-K on file with the Securities and Exchange Commission and the other reports that Repligen periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Repligen contemplated by these forward-looking statements. These forward looking statements reflect management’s current views and Repligen does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law.

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Repligen Reports First Quarter of 2012 Financial Results,

May 3, 2012

REPLIGEN CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended March 31,
	2012	2011
Revenue:
Product revenue	$9,342,601	$3,150,529
Royalty and other revenue	3,481,860	2,755,856

Total revenue	12,824,461	5,906,385

Operating expenses:
Cost of product revenue	5,026,320	1,393,089
Cost of royalty and other revenue	462,088	376,890
Research and development	2,808,463	3,784,271
Selling, general and administrative	3,674,759	2,438,636
Gain on bargain purchase	(314,244)	—

Total operating expenses	11,657,386	7,992,886

Income from operations	1,167,075	(2,086,501)
Investment income	31,424	69,298
Interest expense	(22,381)	(13,484)
Other income	109,261	—

Income before income taxes	1,285,379	(2,030,687)
Income tax provision	58,907	—

Net income	$1,226,472	$(2,030,687)

Earnings per share:
Basic	$0.04	$(0.07)

Diluted	$0.04	$(0.07)

Weighted average shares outstanding:
Basic	30,729,660	30,792,428

Diluted	31,009,833	30,792,428

	March 31, 2012	December 31, 2011
Balance Sheet Data:
Cash, cash equivalents and marketable securities*	$37,886,944	$36,024,531
Working capital	41,950,842	39,431,285
Total assets	80,393,597	76,056,814
Long-term obligations	2,932,636	2,606,293
Accumulated deficit	(118,065,638)	(119,306,614)
Stockholders’ equity	68,670,214	65,987,000

*	does not include restricted cash

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